Exhibit 99.1

IAC’s Dotdash to Acquire Meredith Corporation’s National Media Group

●	Combined digital powerhouse expected to reach more than 175 million online consumers monthly, including 95% of US women, becoming one of the largest publishers in America

●	World-class portfolio to combine iconic brands such as PEOPLE, Better Homes & Gardens, Allrecipes, Southern Living, InStyle and REAL SIMPLE with high-growth digital-first brands such as Verywell, The Spruce, Investopedia, Byrdie and Brides

●	Creates a modern publisher with industry-leading advertising capabilities that generated combined pro forma advertising revenue of more than $1 billion along with e-commerce capabilities that drove more than $1 billion in combined e-commerce sales to retail partners—both in the last 12 months

●	Combined company expects more than 70% of 2021 pro forma Adjusted EBITDA to come from digital with Dotdash’s proven playbook anticipated to further unlock Meredith’s digital potential; combined pro forma digital Adjusted EBITDA expected to exceed $450 million in 2023

NEW YORK and DES MOINES, Iowa―October 6, 2021—IAC (NASDAQ: IAC) and Meredith Corporation (NYSE: MDP), a leading media company and owner of world-class brands such as PEOPLE, Better Homes & Gardens, Allrecipes, Southern Living, InStyle and REAL SIMPLE, today announced their entry into an agreement pursuant to which IAC’s Dotdash digital publishing unit will acquire the entity that will hold Meredith Corporation's National Media Group, which is comprised of its Digital and Magazine businesses, and its corporate operations (“Meredith”), in an all cash transaction at a purchase price of $42.18 per share. The transaction combines the power of Dotdash’s digital publishing model with Meredith’s trusted, iconic brand portfolio, loyal audience and scale. The combined company, to be called Dotdash Meredith and led by Dotdash CEO Neil Vogel, is expected to be one of the largest publishers in America with leading brands across the highest value commercial categories online, including home, health, food, finance, parenting, and beauty. The transaction is expected to close by the end of the year.

“The Meredith family is extremely proud of everything the company has achieved over the past 120 years, which is a direct reflection of our dedicated employees,” said Mell Meredith Frazier, Vice Chairman of the Meredith board of directors. “Our creative and devoted employees have guided our beloved brands through a fast-changing media landscape – enriching the lives of generations of Americans. The Meredith Foundation will continue to be an active member in the flourishing Des Moines community, as will Dotdash Meredith.”

Digital publisher Dotdash on its own currently reaches approximately 100 million online consumers monthly and its collection of 14 media brands in health, finance and lifestyle are among the fastest growing media brands online. Powered by a focus on superior content, strong, authoritative editorial voices and respectful advertising, Dotdash has seen 17 consecutive quarters of double-digit revenue growth.

“We’ve often found opportunities in the digital transformations of businesses and industries: travel, ticketing, dating, home services, and now publishing. Meredith is already seeing record digital growth and we think Dotdash can help accelerate that growth,” said Joey Levin, CEO of IAC.

Continued Mr. Levin, “We admire the consumer’s trust in Meredith’s more than 40 brands when it comes to essential life decisions, and we believe true and reliable content created by talented writers, editors, and photographers, backed by real brands, has a very bright future across all platforms. Combined with Dotdash’s ability to deliver readers fresh, unbiased content on any topic, together we can offer uniquely engaged audiences to advertisers and partners—based not on a reliance on private information or personal history but on relevancy to the content they’re consuming and a deep understanding of their needs. No one will do this better than Dotdash Meredith.”

“Our digital business is growing rapidly, having surpassed our magazine sales for the first time in the company’s history,” said Tom Harty, Chairman and CEO of Meredith. “The combination of Meredith’s celebrated cross platform brands, creative content and first-party data with Dotdash’s digital first brands is a game-changer for the industry. Nowhere else will you find such a premium portfolio of media assets under one roof. We are thrilled to join forces to accelerate Meredith’s digital future.”

Benefits of the transaction include:

●	Premium Content: The combined company represents decades of leadership in the creation of premium, award-winning content, trusted by tens of millions. Dotdash has grown its content investment year-over-year during the last four years, with a commitment to quality user experiences, site speed, clean usable design and limited ads.

●	Iconic Brands: The combined portfolio includes beloved brands such as PEOPLE, Better Homes & Gardens, Allrecipes, Southern Living, InStyle and REAL SIMPLE along with digital-first brands like Verywell, The Spruce, Byrdie and Investopedia, collectively able to reach and engage consumers at every stage of life’s journey.

●	Scale: The transaction is expected to make Dotdash Meredith one of the largest publishers in America with enough scale on a pro forma basis to enter into comScore’s top 10, reaching 175 million online consumers monthly, including 95 percent of US women.

●	Digital Acceleration: Meredith’s digital ad revenue has already surpassed its print ad revenue for the last three quarters. The combined company expects more than 70% of 2021 pro forma Adjusted EBITDA to come from digital; Dotdash’s proven playbook is anticipated to further accelerate Meredith’s digital growth.

●	Diversified Business: The transaction combines Meredith’s best-in-class advertising capabilities, first party data and deep advertiser relationships with Dotdash’s e-commerce and performance marketing expertise. In the last 12 months, the combined company generated advertising revenue of more than $1 billion and its e-commerce capabilities drove more than $1 billion in combined e-commerce sales to retail partners.

●	High-growth, High-margin: Dotdash’s proven model and content investment strategy have driven expanding Adjusted EBITDA margins year-over-year, which is expected to extend to Meredith’s already growing portfolio. On a pro forma basis, the combined company expects Adjusted EBITDA from digital assets to exceed $450 million in 2023.

“Dotdash is a digital company, and we have a very different prism on how we view publishing. Our success is based on creating the best content and online experiences for each and every topic we cover, without compromise,” said Neil Vogel, CEO of Dotdash. “When we look at Meredith, we see a business that is driven by digital. We see a collection of iconic and venerated brands rich with heritage, leaders in their categories, and similar focus on editorial excellence. We see unprecedented reach to women and a print business that provides longstanding value to readers and advertisers which we view as a strong platform to reach and engage consumers. The opportunities are limitless. Meredith can step into its digital future and together we can define our next chapter as Dotdash Meredith.”

Investor Call

An investor presentation on the transaction is available to view on the IR section of the IAC website. A video conference with IAC CEO Joey Levin, Dotdash CEO Neil Vogel and Dotdash CFO Tim Quinn to go over the presentation and answer questions is scheduled for Wednesday October 6, 2021 at 5:00 p.m. EDT.

The live stream and replay of the video will be open to the public at https://interactivecorp.zoom.us/webinar/register/WN_ZW7EgzgUTEejzXyUBoY0cQ

Advisors

J.P. Morgan Securities LLC acted as financial advisor to IAC and Wachtell, Lipton, Rosen & Katz acted as legal counsel.

Moelis & Company LLC acted as financial advisor to Meredith and Cooley LLP acted as legal counsel.

Transaction Details

The transaction is structured as an all-cash stock acquisition of the entity that will hold Meredith Corporation’s Digital and Magazine businesses and corporate operations following its spin-off to Meredith Corporation shareholders in accordance with the previously announced sale of Meredith Corporation’s Local Media Group business to Gray Television (NYSE: GTN), which provides for a payment of $16.99 per share to Meredith shareholders. The IAC acquisition of remaining Meredith Corporation provides for a purchase price of $42.18 per share in cash, subject to adjustment in certain scenarios described in the acquisition agreement.

The transaction is expected to be funded by IAC with a combination of cash on hand and newly incurred debt and is subject to customary closing conditions, including regulatory approvals and completion of the spin-off. The transaction has been unanimously approved by the Boards of Directors of both IAC and Meredith Corporation and is not conditioned on an IAC or Meredith Corporation shareholder vote.

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About IAC

IAC (NASDAQ: IAC) builds companies. We are guided by curiosity, a questioning of the status quo, and a desire to invent or acquire new products and brands. From the single seed that started as IAC over two decades ago have emerged 11 public companies and generations of exceptional leaders. We will always evolve, but our basic principles of financially disciplined opportunism will never change. IAC today has majority ownership of Angi Inc., which also includes HomeAdvisor Powered by Angi and Handy, and operates Dotdash and Care.com, among many others. The Company is headquartered in New York City and has business operations and satellite offices worldwide.

About Dotdash

Dotdash's vibrant brands help approximately 100 million users each month find answers, solve problems, and get inspired. Dotdash is among the largest and fastest growing publishers online and has won over 80 awards in the last year alone. Dotdash brands include Verywell, Investopedia, The Spruce, Byrdie, and Simply Recipes among others. Dotdash is an operating business of IAC (NASDAQ: IAC).

About Meredith

Meredith Corporation (NYSE: MDP) is a multi-platform media and marketing company that provides information and inspiration to women’s lives daily through our trusted brands including PEOPLE, Better Homes & Gardens, Allrecipes, Southern Living, and REAL SIMPLE. We create content and experiences focused on entertainment news, house and home, food, style, health, fitness, travel and luxury, and parenting – priority topics for our largely female audience. With our long history of demonstrated integrity, editorial excellence, and deep consumer insights we have earned relationships with 190 million Americans across media platforms, including digital, magazines, performance marketing, and brand licensing. Our rich proprietary data and sophisticated technology platform provide unparalleled insights and best in class advertising and performance marketing solutions. Meredith's Local Media Group portfolio includes 17 television stations concentrated in large, fast-growing markets, with seven stations in the nation's Top 25 markets, including Atlanta, Phoenix, St. Louis, and Portland. Meredith has agreed to sell its Local Media Group to Gray Television, Inc., in a transaction that is expected to close in the fourth quarter of calendar 2021.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are forward-looking include, but are not limited to, statements regarding the completion of the sale of Meredith to Dotdash; the anticipated benefits of the transaction; the expectation that Dotdash will be one of the largest publishers in America with enough scale on a pro forma basis to crack into comScore’s top 10, reaching 175 million online consumers monthly, including 95 percent of US women; the future financial performance of the combined company; anticipated funding of the transaction; and the completion of the sale of Meredith Corporation’s local media group to Gray. The use of words such as “may”, “will”, “could”, “would”, “should”, “anticipates,” “estimates, “expects, “plans” and “believes,” among others, generally identify forward-looking statements. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) our respective abilities to market our products and services in a successful and cost-effective manner, (ii) the display of links to websites offering our respective products and services in a prominent manner in search results, (iii) our continued ability to market, distribute and monetize our respective products and services through search engines, digital app stores and social media platforms, as and if applicable, (iv) the failure or delay of the markets and industries in which our respective businesses operate to migrate online and the continued growth and acceptance of online products and services as effective alternatives to traditional products and services, (v) our continued ability to develop and monetize versions of our respective products and services for mobile and other digital devices, (vi) our ability to engage directly with users, subscribers and consumers directly on a timely basis, (vii) our ability to access, collect and use personal data about our respective users and subscribers, as and if applicable, (viii) the ability of IAC’s Chairman and Senior Executive, certain members of his family and IAC’s Chief Executive Officer to exercise significant influence over IAC’s operations, (ix) our respective abilities to compete, (x) adverse economic events or trends (particularly those that adversely impact advertising spending levels and consumer confidence and spending behavior), either generally and/or in any of the markets in which our respective businesses operate, (xi) our ability to build, maintain and/or enhance our various respective brands, (xii) the impact of the COVID-19 outbreak on our respective businesses, (xiii) our ability to protect our respective systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, as well as cyberattacks experienced by third parties, (xiv) the occurrence of data security breaches and/or fraud, (xv) increased liabilities and costs related to the processing, storage, use and disclosure of personal and confidential user information, (xvi) the integrity, quality, efficiency and scalability of our respective systems, technology and infrastructure (and those of third parties with whom we do business), (xvii) changes in key personnel and (xviii) the risks inherent in the consummation and success of the proposed acquisition of Meredith by Dotdash and the ability to achieve the expected benefits thereof, including (among others) the risk that the parties fail to obtain the required regulatory approvals or fulfill the other conditions to closing on the expected timeframe or at all, the occurrence of any other event, change or circumstance that could delay the transaction or result in the termination of the acquisition agreement or the risks that IAC’s synergy estimates are inaccurate or that combined company faces higher than anticipated integration or other costs in connection with the proposed acquisition. Certain of these and other risks and uncertainties are (or in the future may be) discussed in IAC’s and Meredith’s respective filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect IAC’s or Meredith’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which are being made as of the date of this press release. IAC and Meredith do not undertake to update these forward-looking statements.

Additional Information

Adjusted EBITDA is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements; (4) expenses related to Meredith Corporation’s National Media Group’s acquisition, disposition and restructuring related activities; and (5) expenses associated with the acquisition of Meredith Corporation’s National Media Group by Dotdash.

IAC does not have the ability to prepare a reconciliation of digital Adjusted EBITDA to Dotdash and Meredith combined net income (loss) for 2021 or 2023 because the forecast for certain expenses following the acquisition (e.g., stock-based compensation and certain expenses associated with the acquisition) is not yet complete.

Contact Us

IAC Investor Relations

Mark Schneider

ir@iac.com

(212) 314-7400

IAC Corporate Communications

Valerie Combs

valerie.combs@iac.com

(212) 314-7361

Meredith Corporate Communications

Erica Jensen

erica.jensen@meredith.com

(515) 284-3404